UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2026

Apollo Debt Solutions BDC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01424	86-1950548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-515-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 9, 2026 (the “Closing Date”), Bald Eagle Funding LLC (“Bald Eagle Funding”), a Delaware limited liability company and newly formed wholly-owned subsidiary of Apollo Debt Solutions BDC, a Delaware statutory trust (the “Company” or “us”), entered into a credit agreement (the “Bald Eagle Funding Credit Agreement”), with Bald Eagle Funding, as borrower, Bank of America, N.A., as administrative agent (the “Administrative Agent”), Citibank, N.A., as collateral agent and collateral custodian, Virtus Group, LP, as collateral administrator and the lenders party thereto. From time to time Bald Eagle Funding expects to use amounts borrowed under the Bald Eagle Funding Credit Agreement to acquire eligible assets from the Company composed primarily of first priority corporate loans pursuant to the terms of the Bald Eagle Funding Loan Sale Agreement (as defined below), which may be pledged as collateral for future collateralized loan obligation transactions managed by the Company or its affiliates. The Company retains a residual interest in assets acquired by Bald Eagle Funding through its ownership of the limited liability company interests in Bald Eagle Funding. The maximum principal amount of the Bald Eagle Funding Credit Agreement, which can be drawn upon by Bald Eagle Funding subject to certain conditions in the Bald Eagle Funding Credit Agreement, is $500 million as of the Closing Date.

The Bald Eagle Funding Credit Agreement provides for the ability to draw and re-draw revolving loans under the Bald Eagle Funding Credit Agreement after the Closing Date until commitments are terminated as provided in the Bald Eagle Funding Credit Agreement. Unless otherwise terminated or extended, the Bald Eagle Funding Credit Agreement will mature on the date which is three years after the Closing Date (the “Bald Eagle Funding Warehouse Final Maturity Date”). Prior to the Bald Eagle Funding Warehouse Final Maturity Date, proceeds received by Bald Eagle Funding from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings. On the Bald Eagle Funding Warehouse Final Maturity Date, Bald Eagle Funding must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company or to Bald Eagle Funding subject to certain conditions set forth in the Bald Eagle Funding Credit Agreement.

Under the Bald Eagle Funding Credit Agreement, Bald Eagle Funding is permitted to borrow amounts in U.S. dollars. Amounts drawn under the Bald Eagle Funding Credit Agreement will bear interest at the daily secured overnight financing rate published by the Federal Reserve Bank of New York (the “Daily SOFR”), in each case, plus a margin. Borrowings under the Bald Eagle Funding Credit Agreement bear interest at Daily SOFR plus a spread of 1.35%. The Bald Eagle Funding Credit Agreement contains customary covenants, including certain limitations on the activities of Bald Eagle Funding, including limitations on incurrence of incremental indebtedness and customary events of default. The Lender under the Bald Eagle Funding Credit Agreement is secured by a perfected first priority security interest in the assets of Bald Eagle Funding and on any payments received by Bald Eagle Funding in respect of those assets. Pursuant to a security agreement dated as of the Closing Date (the “Bald Eagle Security Agreement”), Bald Eagle Funding pledged its assets to the Administrative Agent. The assets pledged to the Administrative Agent pursuant to the Bald Eagle Security Agreement will not be available to pay the debts of the Company.

Pursuant to a collateral management agreement dated as of the Closing Date (the “Bald Eagle Funding Collateral Management Agreement”), by and between Bald Eagle Funding and the Company, the Company was appointed as collateral manager of Bald Eagle Funding. The Company is not entitled to receive a fee for its services under the Bald Eagle Funding Collateral Management Agreement.

Under the terms of a loan sale agreement dated as of the Closing Date (the “Bald Eagle Funding Loan Sale Agreement”) by and between Bald Eagle Funding and the Company that provides for the sale of certain loans to Bald Eagle Funding, the Company transferred to Bald Eagle Funding a portion of its ownership interest in such loans, as pledged to the Lender pursuant to the Bald Eagle Funding Credit Agreement, for the purchase price and other consideration set forth in the Bald Eagle Funding Loan Sale Agreement. As a result of these transfers, Bald Eagle Funding, and not the Company, currently holds all of the ownership interest in such loans. The Company made customary representations, warranties and covenants in the Bald Eagle Funding Loan Sale Agreement.

The description above is only a summary of the material provisions of each of the Bald Eagle Funding Credit Agreement, the Bald Eagle Funding Security Agreement, the Bald Eagle Funding Collateral Management Agreement and the Bald Eagle Funding Loan Sale Agreement (together, the “Bald Eagle Funding Agreements”), and is qualified in its entirety by reference to copies of the form of Bald Eagle Funding Agreements, which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 to this current report on Form 8-K and are incorporated herein by reference. Terms used in the foregoing paragraphs have the meanings set forth in the Bald Eagle Funding Agreements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated March 9, 2026, by and between Bald Eagle Funding LLC, as borrower, Bank of America, N.A., as administrative agent, Citibank, N.A., as collateral agent and collateral custodian, Virtus Group, LP, as collateral administrator and the lenders party thereto.

10.2	Security Agreement, dated March 9, 2026, by and between Bald Eagle Funding LLC, as pledgor, and Bank of America, N.A., as administrative agent on behalf of the secured parties.

10.3	Collateral Management Agreement, dated March 9, 2026, by and between Bald Eagle Funding LLC, as borrower and Apollo Debt Solutions BDC, as collateral manager.

10.4	Loan Sale Agreement, dated March 9, 2026, by and between Bald Eagle Funding LLC, as buyer and Apollo Debt Solutions BDC, as seller.

104	Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: March 11, 2026	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary